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                                                                  EXHIBIT 10.18


                                COMMERCIAL LEASE


This Lease Agreement (this "Lease") is made effective as of May 22, 2002, by and between First America Living Trusts, Inc. ("Landlord") and Summit Brokerage Services, Inc. and its subsidiaries ("Tenant"). The parties agree as follows:

PREMISES. Landlord, in consideration of the lease payments provided in this Lease, leases to Tenant the premises located at 25 Fifth Avenue, Indialantic, Florida 32935 (the "Building"), less and except the two workstations and the product fulfillment room, and 50% of the learning center (the "Excepted Areas"), which are leased to Educational Seminars of America, Inc. ("ESA"). The Building, less the Excepted Areas, is sometimes referred to herein as the "Premises." The Premises equates to 85% of the Building being leased by Tenant, and 15% of the Building being leased by ESA.

TERM. The Lease term will begin on May 14, 2002, and will terminate on May 13, 2004 (the "Initial Term").

RENEWAL TERMS. This Lease shall renew for an additional period of three years at Tenant's option upon Tenant giving written notice to Landlord of election to renew not later than 30 days prior to the end of the Initial Term. The obligation of the Landlord and Tenant during any such renewal term shall be the same as those contained in this Lease. Any further renewals or extensions of the term of this Lease shall be at the mutual discretion of Landlord and Tenant.

RENT. Lease payments shall be made to Landlord at 25 Fifth Avenue, Indialantic, FL 32903, or such other address as may be designated by Landlord. Tenant shall pay to Landlord monthly rent payments of $8,321.14, plus sales tax at the legal rate, currently six percent (6%). Including sales tax, the initial monthly rent shall be $8,820.41 (an "Installment Payment"). The first rent payment shall be due on the effective date of this Lease, and shall consist of the prorated amount of the Installment Payment for the number of days remaining in the month, with all subsequent Install Payments being for the full monthly

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amount and being due on the first day of each month thereafter for the Initial
Term and any Renewal Term of this lease. The Installment Payment may be increased by Landlord by up to three percent (3%) per year, by Landlord giving at least 10 days' written notice to Tenant of the increase. If a 3% increase is insufficient to cover Landlord's expenses with respect to the Premises, Landlord may increase the Installment Payment by greater than 3%. However, if Tenant rejects the increase of greater than 3% in writing within the 10 day notice period, either party may terminate this Lease by giving 10 days' written notice to the other party.

LATE PAYMENTS. Tenant shall pay a late fee equal to 10% of the required Installment Payment for each payment that is not paid within 10 days after the due date for such late Installment Payment.

INSUFFICIENT FUNDS. Tenant shall be charged $35.00 for each check that is returned to Landlord for lack of sufficient funds.

POSSESSION. Tenant shall be entitled to possession on the first day of the term of this Lease, and shall yield possession to Landlord on the last day of the Initial Term of this Lease, or renewal term, unless otherwise agreed by both parties in writing. Any reference herein to "Term" shall mean the Initial Term and any renewal term(s).

USE OF PREMISES. Tenant may use the Premises only for a securities broker/dealer, insurance broker, and/or other financial services provider. The Premises may be used for any other purpose only with the prior written consent of Landlord, which shall not be unreasonably withheld. Tenant shall notify Landlord of any anticipated extended absence from the Premises not later than the first day of the extended absence.

REMODELING OR STRUCTURAL IMPROVEMENTS. Tenant may construct such fixtures on the Premises (at Tenant's expense) that appropriately facilitate its use for Tenant's business. Such construction shall be undertaken and such fixtures may be erected only with the prior written consent of the Landlord which shall not be unreasonably withheld. At the end of the Term, all leasehold improvements shall remain affixed to the Premises and shall be the property of the Landlord.

MAINTENANCE. Subject to the section entitled "Casualty" below, Tenant shall be responsible for 85% of all maintenance, repair and replacement with respect to the Premises, including the interior and exterior of the building, and the grounds and parking area adjoining the property.


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DAMAGE BY CASUALTY. In the event the Premises is damaged by fire or other casualty, and the damage is not caused by the negligence of the Tenant, Landlord may, but is not obligated to, repair the damage. During the period of repair, this Lease shall remain in full force and effect except that the Tenant shall be entitled to a proportionate reduction in rent while such repairs are being made. The proportionate reduction of rent is to be based upon the extent to which the making of such repairs shall interfere with the Tenant's business. Notwithstanding anything to the above to the contrary, the Landlord shall not be required to repair any injury or damage by fire or other casualty, or to make any repairs or replacements of any panelings, decorations, partitions, railings, ceilings, floor coverings office fixtures or any other property installed in the Premises or on the Land by the Tenant. In the event Landlord does not begin conducting such repairs within 10 days from the date of such damage, or in the event Landlord begins such repairs, but does not proceed diligently to complete such repairs, Tenant may terminate this Lease, effective immediately, with no obligation except to pay any accrued base rent, additional rent and sales tax thereon upon, to and including the date of termination.

ACCESS BY LANDLORD TO PREMISES. Upon two (2) business days' notification to Tenant, Landlord shall have the right to enter the Premises, during normal business hours and in a manner that is not unreasonably disruptive to the business of Tenant, to make reasonable inspections, provide necessary services, or, commencing two months prior to the date upon which the Term expires, show the Premises to prospective buyers, mortgagees, tenants or workers. As provided by law, in the case of an emergency, Landlord may enter the Premises without Tenant's consent, but shall notify Tenant promptly regarding the circumstances surrounding such entry.

UTILITIES AND SERVICES. Tenant shall be responsible for all utilities, water, trash collection and other services provided to the Premises.

PROPERTY INSURANCE. Landlord and Tenant shall each be responsible to maintain appropriate insurance for their respective interests in the Premises and land appurtenant thereto (the "Land").

LIABILITY INSURANCE. Tenant shall maintain a comprehensive general public liability insurance policy with respect to the Premises and Land, with coverage limits of not less than Seven Hundred Fifty


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Thousand and No/100 Dollars ($750,000.00) in respect of bodily injury or death to any one person, Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) in respect to any one accident or occurrence, and Seven Hundred Thousand Fifty and No/100 Dollars ($750,000.00) for property damage, and such protection shall continue at not less than the said limits until reasonably required to be changed by Landlord in writing by reason of changed economic conditions making such protection inadequate. Landlord shall be named as an additional insured on such policy and the policy shall provide that the Landlord receive 30-days' advance notice of any termination of such insurance policy. Tenant shall deliver appropriate evidence to Landlord as proof that adequate insurance is in force.

INDEMNITY REGARDING USE OF PREMISES. Tenant agrees to pay, and to protect, defend, indemnify and save harmless Landlord from and against, any and all liabilities, damages, costs, expenses (including, but not limited to, any and all attorneys' fees and expenses of Landlord, including any on appeal), causes of action, suits, claims, demands or judgments of any nature whatsoever arising from (i) any negligence or intentional misconduct on the part of Tenant or any of its agents, contractors, servants, employees or invitees, and (ii) any failure on the part of Tenant to perform or comply with the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant shall, upon written notice from Landlord and at Tenant's expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. If Tenant has supplied Landlord with evidence of insurance covering any of the aforementioned risks, no claim shall be made against Tenant unless and until the insurer shall fail or refuse to defend and/or pay all or any part thereof. Notwithstanding the foregoing, Landlord and Tenant each hereby waives any and all right of recovery against the other party or against the officers, employees, agents, representatives, customers and business visitors of such other party, for any loss or damage to such waiving party, its property or property of others under its control, arising from any cause covered by any insurance required to be carried by the parties hereto pursuant to the terms of this Lease or any other policy of insurance carried by such waiving party in lieu thereof, with respect to the Land or the Premises.


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DANGEROUS MATERIALS. Tenant shall not keep or have on the Premises or Land any article or thing of a dangerous, flammable, or explosive character that might substantially increase the danger of fire on the Premises or Land, or that might be considered hazardous by a responsible insurance company, unless the prior written consent of Landlord is obtained and proof of adequate insurance protection is provided by Tenant to Landlord.

DEFAULTS. Tenant shall be in default of this Lease if Tenant fails to fulfill any Lease obligation or term by which Tenant is bound. Subject to any governing provisions of law to the contrary, if Tenant fails to cure any financial obligation within 30 days (or any other obligation within 60 days) after written notice of such default is provided by Landlord to Tenant, Landlord may take possession of the Premises without further notice, and without prejudicing Landlord's rights to damages. In the alternative, Landlord may elect to cure any default and the cost of such action shall be added to Tenant's financial obligations under this Lease. Tenant shall pay all costs, damages, and expenses suffered by Landlord by reason of Tenant's defaults. All sums of money or charges required to be paid by Tenant under this Lease shall be deemed additional rent.

ASSIGNABILITY AND SUBLETTING. Tenant may not assign or sublease any interest in the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld.

TERMINATION UPON SALE OF PREMISES. Notwithstanding any other provision of this Lease, Landlord at its option may terminate this Lease upon 150 days written notice to Tenant that the Premises will be sold. If Landlord does not terminate this Lease in respect of such sale, the Tenant agrees to attorn to the purchaser or assignee.

NOTICE. Notices under this Lease shall not be deemed valid unless given or served in writing and forwarded by hand delivery or mail, postage prepaid, addressed as follows:


         If to Landlord:            First America Living Trusts, Inc.
                                    417 Magnolia Avenue
                                    Melbourne Beach, FL 32951

         If to Tenant:              Summit Brokerage Services, Inc.
                                    25 Fifth Avenue
                                    Indialantic, FL 32903


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Such addresses may be changed from time to time by either party by providing notice as set forth above.

ENTIRE AGREEMENT/AMENDMENT. This Lease Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Lease may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.

SEVERABILITY. If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

WAIVER. The failure of either party to enforce any provisions of this Lease shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Lease.

GOVERNING LAW AND VENUE. This Lease shall be construed in accordance with the state of Florida, and venue for any action hereunder shall be in Brevard County, Florida.

SUBORDINATION OF LEASE. Tenant agrees that this Lease shall be inferior and subordinate to any mortgages now on the Premises and to all advances already made, or which may be hereafter made, on account of said mortgages or deeds to the full extent of all debts and charges secured thereby and to any renewals, enlargements or extensions of any part thereof and to any mortgage or trustee deeds which any owner of or Landlord of the Premises may hereafter, at any time, elect to place on the Premises. Further, Landlord and Tenant agree that, at any time and from time to time during the Term of this Lease, within ten
(10) days after request by the other, Landlord or Tenant, as applicable, will execute, acknowledge and deliver to the other or to any prospective purchaser, assignee or mortgagee designated by the other, a certificate stating (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified, and identifying the modification agreements); (b) the date to which rent has been paid; (c) whether or not there is any existing default by Tenant in the payment of any base rent, additional rent or other sum of money hereunder, and whether or


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not there is any other existing default by either party hereto, and, if there is any such default, specifying the nature and extent thereof; (d) whether or not there are any setoffs, defenses, or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate; and (e) any other information relating to this Lease reasonably requested by the other.

ADDITIONAL PROVISIONS

- This Lease replaces any prior lease or tenancy arrangement that may have existed by and between the parties to this Lease.

WHEREFORE, the undersigned have read this Lease, understand it, and agree to be bound by its terms.


FIRST AMERICA LIVING TRUSTS, INC.            SUMMIT BROKERAGE SERVICES, INC.


/s/ Richard Parker                           /s/ Mark F. Caulfield
----------------------------------------     ----------------------------------
By:  Richard Parker, its President           By:  Mark F. Caulfield, CFO


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